As filed with the Securities and Exchange Commission on September 18, 2006

Registration No. 333-52512

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Post-Effective Amendment No. 2
To

FORM S-8

REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

ADAPTEC, INC.

(Exact name of registrant as specified in its charter)

Delaware	94-2748530
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

691 S. Milpitas Boulevard, Milpitas, California	95035
(Address of Principal Executive Offices)	(Zip Code)

Adaptec, Inc. 2000 Director Option Plan

(Full title of the plan)

Subramanian “Sundi” Sundaresh
President, Chief Executive Officer and Director
Adaptec, Inc.
691 South Milpitas Boulevard
Milpitas, California 95035
(408) 945-8600

(Name, address and telephone number, including area code, of agent for service)

Copies to:

Daniel J. Winnike, Esq.
Scott J. Leichtner, Esq.
Fenwick & West LLP
Silicon Valley Center
801 California Street
Mountain View, California 94041
(650) 988-8500

(Counsel to the Registrant)

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be Registered	Proposed maximum offering price per share	Proposed maximum aggregate offering price	Amount of registration fee
Common Stock, $0.001 par value, per share	N/A(1)	N/A(1)	N/A(1)	N/A(1)

(1)             No additional securities are to be registered, and registration fees were paid upon the filing of the Form S-8 (File No. 333-52512) filed with the Securities and Exchange Commission (“SEC”) on December 22, 2000.

Adaptec, Inc.

REGISTRATION STATEMENT ON FORM S-8

EXPLANATORY NOTE

On September 14, 2006, the stockholders of Adaptec, Inc. (“Adaptec” or the “Registrant”) approved the Adaptec, Inc. 2006 Director Plan (“Director Plan”) and authorized for issuance thereunder (a) 1,200,000 shares of Adaptec’s common stock and (b) any shares of Adaptec’s common stock reserved but unissued under the Adaptec, Inc. 2000 Director Option Plan (“2000 Plan”). Upon the stockholders’ approval of the Director Plan, the 2000 Plan terminated with respect to new option grants. Accordingly, a portion of the offering related to the 2000 Plan contemplated by this Registration Statement, Commission File No. 333-52512, has terminated. Pursuant to the undertakings contained in Item 9 of the Registration Statement, Adaptec files this Post-Effective Amendment No. 2 to deregister 973,750 of the shares of the 2000 Plan originally registered by the Registration Statement that remained unsold as of the termination of the offering.

In accordance with General Instruction E to Form S-8, the contents of the previous Registration Statement on Form S-8, Commission File No. 333-52512, filed by Adaptec with the SEC on December 22, 2000, as amended by Post-Effective Amendment No. 1 filed by Adaptec with the SEC on November 9, 2004, related to the 2000 Plan are incorporated into this Post-Effective Amendment No. 2 by reference and made part of this Post-Effective Amendment No. 2, except as amended hereby.

Item 8.   Exhibits.

Exhibit Number	Exhibit Description

23.01	Consent of PricewaterhouseCoopers LLP, independent registered public accounting firm

24.01	Power of Attorney (see signature page to this Post-Effective Amendment No. 2 to Registration Statement)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on this Post-Effective Amendment No. 2 to its Registration Statement on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Milpitas, State of California, on September 15, 2006.

ADAPTEC, INC.

By:	/s/ Subramanian “Sundi” Sundaresh
Subramanian “Sundi” Sundaresh
President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Subramanian “Sundi” Sundaresh and Christopher O’Meara, and each of them acting individually, as his or her attorney-in-fact, each with full power of substitution, for him or her in any and all capacities, to sign any and all amendments to this Post-Effective Amendment No. 2 to the Registration Statement on Form S-8, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or any substitute, may do or cause to be done by virtue hereof. This Power of Attorney may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original, and such counterparts shall together constitute one and the same instrument.

Pursuant to the requirements of the Securities Act, this Post-Effective Amendment No. 2 to the Registration Statement has been signed by the following persons in the capacities indicated and on the date indicated:

Signature	Title	Date

Principal Executive Officer:

/s/ Subramanian “Sundi” Sundaresh	President, Chief Executive Officer and Director	September 15, 2006
Subramanian “Sundi” Sundaresh

Principal Financial Officer:

/s/ Christopher O’Meara	Vice President and Chief Financial Officer	September 15, 2006
Christopher O’Meara

Principal Accounting Officer:

/s/ John M. Westfield	Vice President and Corporate Controller	September 15, 2006
John M. Westfield

Other Directors:

/s/ Jon S. Castor	Director	September 15, 2006
Jon S. Castor

/s/ Joseph S. Kennedy	Director	September 15, 2006
Joseph S. Kennedy

/s/ Robert J. Loarie	Director	September 15, 2006
Robert J. Loarie

/s/ D. Scott Mercer	Director	September 15, 2006
D. Scott Mercer

/s/ Judith M. O’Brien	Director	September 15, 2006
Judith M. O’Brien

/s/ Charles J. Robel	Director	September 15, 2006
Charles J. Robel

/s/ Douglas E. Van Houweling	Director	September 15, 2006
Douglas E. Van Houweling

EXHIBIT INDEX

Exhibit Number	Exhibit Description

23.01	Consent of PricewaterhouseCoopers LLP, independent registered public accounting firm

24.01	Power of Attorney (see signature page to this Post-Effective Amendment No. 2 to Registration Statement)